                                GOLD KIST INC.
                       SPLIT DOLLAR LIFE INSURANCE PLAN


                                   ARTICLE I

                           ESTABLISHMENT AND PURPOSE
                           -------------------------

       This Plan is established for the benefit of selected key Employees and Directors and shall be known as the "Gold Kist Inc. Split Dollar Life Insurance Plan." The purpose of the Plan is to provide Company-financed split dollar life insurance benefits in order to recruit and to retain selected key Employees and Directors for the Company.


                                  ARTICLE II

                                  DEFINITIONS
                                  -----------

       The following words and phrases as used in the Plan have the following meanings:

       2.1  "Affiliate" means either (a) any employer that is a corporation
             ---------
included with Gold Kist Inc. in a "controlled group of corporations," as defined in Code section 414(b), or an unincorporated business included with Gold Kist Inc. in a group of trades or businesses under "common control," as defined by regulations prescribed by the Secretary of the Treasury under Code section 414(c) or (b) any other employer, whether incorporated or unincorporated, which is not described in the foregoing clause (a) but which Gold Kist Inc. has an ownership interest in to any extent.


       2.2  "Agreement" means a Split Dollar Insurance Agreement in the form
             ---------
approved by the Company.

       2.3  "Board" (or "Board of Directors") means the present and any
             -----
succeeding Board of Directors of Gold Kist Inc. or the Executive Committee of said Board which shall have the authority of said Board with respect to the Plan.

       2.4  "Code" means the Internal Revenue Code of 1986, as amended from time
             ----
to time.

       2.5  "Company" means Gold Kist Inc., a Georgia  corporation, or any
             -------
entity which succeeds to its rights and obligations with respect to the Plan and any other Affiliate of Gold Kist Inc. which is a Participating Company.

       2.6  "Director" means a person who is either a Director or Director
             --------
Emeritus in accordance with the by-laws of the Company.

       2.7  "Employee" means an employee of the Company or an Affiliate (a) who
             --------
is designated in writing by the Plan Administrator to participate in the Plan and (b) on whose life the Company is able to purchase a Policy on terms and at a cost that are acceptable to the Company in its sole discretion.

       2.8  "Participant" means either an Employee or Director or, if the
             -----------
Employee or Director so elects and the Company consents, either the trustee or trustees of a trust established by the Employee or Director or an individual or individuals designated by the Employee or Director.

       2.9  "Participating Company" means Gold Kist Inc. or an Affiliate which
             ---------------------
by action of its board of directors or equivalent governing body and with the written consent of the Board of Directors ("Board") of Gold Kist Inc., has adopted the Plan; provided that the Board may, subject to the foregoing proviso, waive the requirement that such board of directors or equivalent governing body effect such adoption. The term "Participating Company" shall be construed as if the Plan were solely the Plan of such Participating Company, unless the context plainly requires otherwise. Notwithstanding the foregoing, (i) if a Participant is employed by or a Director of an Affiliate as defined in clause (a) of Section
2.2 of this Plan, then the obligation to provide benefits hereunder while the Participant is employed by such Affiliate shall be the obligation of Gold Kist Inc. as well as such Affiliate; and (ii) if a Participant is employed by or a Director an Affiliate as defined in clause (b) of Section 2.2 of this Plan, then the obligation to provide benefits hereunder while the Participant is employed by such Affiliate shall be the obligation solely of such Affiliate, and not a joint obligation of Gold Kist Inc. or any other Affiliate.

       2.10 "Plan" means the "Gold Kist Inc. Split Dollar Life Insurance Plan"
             ----
as set forth herein and as amended from time to time.

       2.11 "Plan Administrator" means the Chief Executive Officer of Gold Kist
             ------------------
Inc. or such other person(s) as he shall designate in writing.

       2.12 "Plan Year" means the calendar year; provided that records with
             ---------
respect to each individual policy under the Plan shall be maintained on the basis of the applicable policy year.

       2.13 "Policy" means a life insurance policy issued by an insurance
             ------
company designated by the Company on the life of the Employee or Director or a joint life insurance policy on the life of the Employee or Director and another individual designated by the Employee or Director and approved by the Company.


                                  ARTICLE III

                         ELIGIBILITY AND PARTICIPATION
                         -----------------------------

       3.1  Agreements.  In order to participate in the Plan, a Participant
            ----------
shall enter into an Agreement with the Company and execute an assignment of the Policy as collateral (the "Collateral Assignment") in favor of the Company on such terms as shall be determined by the Company in its sole discretion. The Agreement and the Collateral Assignment are hereby incorporated into and made a part of the Plan.

       3.2  Policy.  Each Agreement shall provide for the purchase of a Policy
            ------
from an insurance company. Both the identity of the insurance company and the terms of the Policy shall be determined by the Company in its sole discretion.

       3.3  Benefits.  All benefits paid under the Plan in respect of a
            --------
Participant shall be determined by the terms of the applicable Agreement.

       3.4  Multiple Agreements.  The Company and a Participant may enter into
            -------------------
more than one Agreement pursuant to the Plan.

                                  ARTICLE IV

                                ADMINISTRATION
                                --------------

       4.1  In General.  The Plan shall be administered by the Plan
            ----------
Administrator, who shall be the Plan's named fiduciary.


       4.2  Expenses.  The expenses incident to the operation of the Plan,
            --------
including the compensation of attorneys, advisors, actuaries, and such other persons providing technical and clerical assistance as may be required, shall be paid by the Company. Notwithstanding the foregoing, "expenses" shall not be deemed to include sales commissions, mortality charges, insurance company administrative expenses or similar charges that customarily would be charged internally to each Policy.

       4.3  Powers of the Plan Administrator.  In addition to any implied powers
            --------------------------------
and duties that may be needed to carry out the provisions of the Plan, the Agreement and the Collateral Assignment, the Plan Administrator shall have the following specific powers and duties in his sole discretion:

          (a) To make and enforce such rules and regulations as he shall deem necessary or proper for the efficient administration of the Plan;

          (b) To interpret the Plan and to decide any and all matters arising hereunder, including the right to remedy possible ambiguities, inconsistencies, or omissions; provided that all such interpretations and decisions shall be applied in a uniform and nondiscriminatory manner to all persons similarly situated;

          (c) To compute the amount of benefits that shall be payable to any Participant in accordance with the provisions of the Plan;

            (d) To appoint other persons to carry out such ministerial responsibilities under the Plan as he may determine; and

            (e) To employ one or more persons to render advice with respect to any of his responsibilities under the Plan.

       4.4  Finality.  To the extent permitted by applicable law, determinations
            --------
by the Plan Administrator and any interpretation, rule or decision adopted by the Plan Administrator under the Plan, the Agreement, or the Collateral Assignment or in carrying out or administering the Plan shall be final and binding for all purposes and upon all interested persons, their heirs and personal representatives.

       4.5  Benefit Claims Procedure.  A claim for a benefit under the Plan by
            ------------------------
any person shall be filed in the manner and governed by the procedures set forth in the Agreement.


                                   ARTICLE V

                                  AMENDMENTS
                                  ----------

       5.1  Amendment and Termination.
            -------------------------

          (a) The Board of Directors of Gold Kist Inc. reserves the right at any time to amend or terminate the Plan, in whole or in part, and for any reason and without the consent of any Participant.

          (b) The Plan Administrator may adopt any ministerial and non substantive amendment which may be necessary or appropriate to facilitate the administration, management and interpretation of the Plan, provided the amendment does not materially affect the currently estimated cost to the Company of maintaining the Plan.

       5.2  Merger or Consolidation.  In the event of a merger or a
            -----------------------
consolidation by the Company with another corporation, or the acquisition of substantially all of the assets or outstanding stock of the Company by another corporation, then and in such event the obligations and responsibilities of the Company under this Agreement shall be assumed by any such successor or acquiring corporation, and all of the rights, privileges and benefits of the Participant under this Agreement shall continue.

                                  ARTICLE VI

                                 MISCELLANEOUS
                                 -------------

       6.1  Incapacity.  If the Company determines that any person entitled to
            ----------
benefits hereunder is unable to care for his affairs because of illness or accident, any payment due (unless a duly qualified guardian or other legal representative has been appointed) may be paid for the benefit of such person to his spouse, parent, brother, sister or other party deemed by the Plan Administrator to have incurred expenses for such person or may be paid to a trust for the benefit of such person where the Plan Administrator determines in its sole discretion that such trust provides for the primary benefit of such person.

       6.3  Required Information.  Any person eligible to receive benefits
            --------------------
hereunder shall furnish to the Plan Administrator any information or proof requested by the Plan Administrator and reasonably required for the proper administration of the Plan. Failure on the part of any person to comply with any such request within a reasonable period of time shall be sufficient grounds for delay in the payment of any benefits due under the Plan until such information or proof is received by the Plan Administrator. If any person claiming benefits under the Plan makes a false statement that is material to such person's claim for benefits, the Company may offset against future payments any amount paid to such person to which such person was not entitled under the provisions of the Plan.

       6.4  Policy Claims.  Any claim for benefits under a Policy shall be
            -------------
subject to and governed by the terms of the Policy.

       6.5  No Right To Employment.  Nothing in this Plan or any Agreement shall
            ----------------------
be deemed to constitute a contract of employment or to give any Employee the right to be retained in the service of the Company or an Affiliate or to interfere with the right of the Company or an Affiliate to discharge any Employee at any time without regard to the effect that such discharge may have upon the Employee under the Plan.

       6.6  Withholding Taxes.  The Plan Administrator may make any appropriate
            -----------------
arrangements to deduct from all amounts paid under the Plan any taxes required to be withheld by any government or government agency. The Employee shall pay all taxes on amounts paid under the Plan to the extent that no taxes are withheld, irrespective of whether withholding is required.

       6.7  Gender and Number.  In order to shorten and to improve the
            -----------------
understandability of the Plan document by eliminating usage of such phrases as "his or her" and "Affiliate or Affiliates," any masculine terminology herein shall also include the feminine and neuter, and the definition of any term herein in the singular shall also include the plural, except when otherwise indicated by the context.

       6.8  Headings.  Any headings used in this instrument are for convenience
            --------
of reference only and are to be ignored in the construction of any provision hereof.

       6.9  Severability.  If any provision of the Plan shall be held illegal or
            ------------
invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

       6.10  Governing Law.  The Plan shall be construed, administered and
             -------------
regulated in accordance with the laws of the State of Georgia, except to the extent that such laws are preempted by Federal law.

       6.11 Effective Date.  The Plan shall be effective as of March 1, 1995.
            --------------

                         Gold Kist Inc.


                         By:  /s/ Harold O. Chitwood
                            -------------------------------------
                            Chairman and Chief Executive Officer

[Corporate Seal]

Attest:


By: /s/ Jack L. Lawing
   -----------------------
        Secretary